UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2024

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35212	27-1347616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Kelby Street, 12th Floor Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

(212) 867-0700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PPSI	Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Contribution and Purchase Agreement

Overview and Consideration

On October 29, 2024, Pioneer Power Solutions, Inc. (the “Company” or “Pioneer Power”) entered into an Equity Contribution and Purchase Agreement (the “Equity Purchase Agreement”), by and among the Company, Pioneer Custom Electrical Products, LLC, a wholly owned subsidiary of the Company (the “Disposed Company” or “Pioneer Custom”), Voltaris Power LLC (the “Buyer”) and Pioneer Investment LLC (“Investment”). Pursuant to the terms of the Equity Purchase Agreement, the Company agreed to:

(i)	contribute 4% of all of the issued and outstanding equity interests of Pioneer Custom to Investment (the “Rollover Interests”) in exchange for Investment issuing $2.0 million of common units (representing approximately 6% of Investment’s issued and outstanding common units on the Closing Date (as defined below)) (the “Rollover Units”) to the Company; and
(ii)	sell all of the issued and outstanding equity interests of Pioneer Custom other than the Rollover Interests to the Buyer ((i) and (ii) being, the “Equity Transaction”).

The Equity Transaction included total consideration of (i) $48.0 million in cash, subject to adjustment pursuant to the terms of the Equity Purchase Agreement, and (ii) $2.0 million in equity pursuant to Investment’s issuance of the Rollover Units to the Company.

Following the execution of the Equity Purchase Agreement, the Equity Transaction was consummated on October 29, 2024 (the “Closing Date”).

In addition, upon the closing of the Equity Transaction, the Company and the Buyer entered into a transition services agreement, pursuant to which (i) the Company will provide certain transition services to the Buyer for various service periods ranging from 30 days to 12 months following the Closing Date and (ii) the Buyer will provide one specific transition service to the Company until October 31, 2025.

Covenants

The parties have agreed, subject to the terms of the Equity Purchase Agreement, to various customary covenants and agreements, including, among others, (i) the Buyer agreeing that all rights to indemnification, advancement of expenses and exculpation by the Disposed Company existing in favor of each person who was prior to the Closing Date, an officer, manager or director of the Disposed Company (each, an “Disposed Company Indemnitee”), as provided in the organizational documents of the Disposed Company, as in effect on the Closing Date, or pursuant to any other agreements in effect on the Closing Date, shall survive the Closing Date and shall continue in full force and effect for a period of no less than six years and (ii) the Company agreeing to purchase a prepaid insurance policy (i.e., “tail coverage”) (the “Tail Policy”) which Tail Policy provides directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance covering acts or omissions occurring on or prior to the Closing Date with respect to those Disposed Company Indemnitees who are covered, as of the Closing Date, by the Disposed Company’s comparable insurance policies on terms with respect to such coverage and amounts no less favorable to the insured than those of such current insurance coverages for an aggregate period of not less than six years. The parties have also agreed to use their respective best efforts to take, or cause to be taken, all things necessary, proper or advisable to consummate the transactions contemplated by the Equity Purchase Agreement.

In addition, pursuant to the Equity Purchase Agreement, each of Pioneer Power, its affiliates and Nathan Mazurek, Pioneer Power’s President, Chief Executive Officer and Chairman of the Board of Directors, have agreed to a non-solicitation provision that generally prohibits such persons, for a three-year period, from, among other things, soliciting or attempting to hire employees of the Disposed Company or the Buyer or engaging in the business operated by the Disposed Company within certain geographic areas, subject to certain limitations and exceptions.

Indemnification

Pursuant to the Equity Purchase Agreement, Pioneer Power and the Buyer have each agreed to indemnify one another, and Investment has agreed to indemnify Pioneer Power, for any and all liabilities, losses, damages, claims, demands, suits, actions, judgments, fines, penalties, deficiencies, awards, taxes, assessments, costs or expenses (including reasonable attorney’s or other professional fees and expenses) (“Losses”) resulting from any inaccuracy or breach of the respective party’s representations and warranties or any breach or nonperformance of the respective party’s covenants, undertakings and other agreements in the Equity Purchase Agreement or its related ancillary agreements.

In addition, Pioneer Power has agreed to indemnify the Buyer and its affiliated parties for Losses resulting from, among other things, certain pre-closing tax matters, debt held by the Disposed Company, transaction expenses, certain legal proceedings, and certain environmental matters.

The indemnification obligations of Pioneer Power with respect to Losses of the Buyer resulting from inaccuracies or breaches of the Company’s or the Disposed Company’s representations and warranties, except for inaccuracies or breaches of certain fundamental representations and warranties, claims of fraud and inaccuracies or breaches of representations, warranties or covenants relating to taxes, and claims for certain specific indemnities, are subject to a true deductible equal to $100,000.

The indemnification obligations of the Buyer and Investment with respect to Losses of Pioneer Power resulting from inaccuracies or breaches of the Buyer’s or Investment’s representations and warranties, except for inaccuracies or breaches of certain fundamental representations and warranties and claims of fraud, are subject to a true deductible equal to $100,000 and a cap equal to $2.5 million.

In addition, each party’s total indemnification obligation is subject to a cap equal to the purchase price, except for claims of fraud with respect to Pioneer Power.

The Buyer has obtained a customary representation and warranty insurance policy insuring the Buyer against losses resulting from a breach of representations and warranties by Pioneer Power and the Disposed Company, and the Buyer is required to use commercially reasonable efforts to utilize the representation and warranty insurance policy to cover any Losses resulting from such a breach.

Other Provisions

The Equity Purchase Agreement also contains customary representations and warranties, certain termination rights of both parties, including termination by mutual written consent of the parties, and provisions governing certain other matters between the parties.

The foregoing description of the Equity Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Equity Purchase Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Buyer, Investment or any of their respective subsidiaries or affiliates. The representations, warranties and covenants included in the Equity Purchase Agreement were made only for purposes of the Equity Purchase Agreement and as of specific dates, are solely for the benefit of Pioneer Power, the Disposed Company, the Buyer, Investment and the other parties to the Equity Purchase Agreement, as applicable, and may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between the parties rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to stockholders. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Pioneer Power, the Buyer, Investment or any of their respective subsidiaries or affiliates since they are modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Equity Purchase Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Equity Purchase Agreement and the Equity Transaction is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The Company’s unaudited pro forma condensed consolidated financial information giving effect to the Equity Transaction and related notes thereto are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description
2.1*	Equity Contribution and Purchase Agreement, dated as of October 29, 2024, by and among Pioneer Power Solutions, Inc., Pioneer Custom Electrical Products, LLC, Voltaris Power LLC and Pioneer Investment LLC.
99.1	Unaudited pro forma financial information of the Company.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: November 4, 2024	By:	/s/ Walter Michalec
	Name:	Walter Michalec
	Title:	Chief Financial Officer